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                                                                   Exhibit 10.17

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT, entered into and effective as of the 29th day of November 1999 by and between UbiquiTel Holdings, Inc., a Delaware corporation (the "Company") and Donald A. Harris ("Employee").

      WHEREAS, the Company desires to employ Employee in the position of Chief Executive Officer, and Employee desires to serve in such capacity on behalf of the Company.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and Employee hereby agree as follows:

      1.    Employment.

            (a) Term. This Agreement begins on the date hereof, and terminates on the date three years from the date hereof, unless sooner terminated by either party as hereinafter provided.

            (b) Duties. Employee shall serve as the Chief Executive Officer ("CEO") of the Company and in such capacity shall perform the functions and jobs described on Exhibit A. Employee shall also serve as a member of the board of directors of the Company pursuant to the terms and conditions of a Stockholders' Voting Agreement to be entered into by and among the Company, Employee and the other holders of the capital stock of the Company, without additional compensation.

            (c) Best Efforts. During the period of his employment, Employee shall devote his best efforts and such time and attention as shall be necessary to promote the business and affairs of the Company and its affiliated companies, as such business and affairs now exist or hereafter may be changed or supplemented, and shall, during the term of his employment hereunder, be engaged in other business activities only to the extent that such activities do not interfere or conflict with his obligations to the Company hereunder, including, without limitation, obligations pursuant to the Noncompetition and Confidentiality Agreement entered into pursuant to Section 6 below. The foregoing shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any significant services on his part in the operation of the affairs of the businesses or entities in which such investments are made; provided, however, that Employee shall not invest in any business competitive with the Company, except that Employee shall be permitted to own not more than 5% of he stock of those companies whose securities are listed on a national securities exchange or on the NASDAQ system. The Company agrees that it will not require Employee to relocate his principal residence during the period of his employment hereunder.

      2.    Compensation

            (a) As compensation for the services to be rendered hereunder, the Company shall pay Employee an annual gross salary of Two Hundred Thousand Dollars ($200,000.00) for the first year of the term hereof. This amount shall be increased by 5% for each subsequent year.
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The salary will be paid in accordance with the Company's existing payroll policies, and shall be subject to applicable withholding taxes. Employee will also be eligible for payments from the Company in respect of bonuses in amounts and at such times as determined in the sole discretion of the disinterested members of the Company's Board of Directors.

            (b) Management Stock Incentive Plan. Company also has set aside 1,275,000 shares of the Company's common stock, which represents 5% of the fully diluted equity capitalization of the Company, as incentive compensation for Employee (it being understood that such 5% is part of the 8.8% interest in the Company's common stock that as of the date of this Agreement the Company has reserved for management employees generally). The Company hereby grants an option to purchase such stock, at the option price of $1.00 per share, with vesting ratably over a period of three years, provided that full vesting would occur upon termination of Employee's employment hereunder by the Company without Cause (as defined in Section 5.1.(3) below) or by Employee pursuant to Section 5(b) hereof. The Company shall deliver an option agreement reflecting the foregoing terms and such other terms and conditions mutually acceptable to Employee and the disinterested members of the Company's Board of Directors, as soon as practicable following the date hereof.

      3. Expenses. The Company will reimburse Employee for all necessary and reasonable travel, entertainment and other business expenses incurred by him in the performance of his duties hereunder, upon receipt of a signed itemized list of such expenditures with appropriate backup documentation, or in accordance with such other reasonable accounting procedures as the Company may adopt generally from time to time. The Company will also reimburse Employee for legal fees incurred in connection with his employment by the Company, in an amount up to $3,000, upon receipt of appropriate documentation of such fees.

      4. Vacation; Benefits. Employee shall be entitled to four (4) weeks' paid vacation per calendar year, which amounts shall not compound or accrue from year to year if unused. Employee shall be entitled to paid holidays in accordance with the Company's holiday policy and to participate in the Company's health, life insurance, 401(k) plan, long and short term disability, dental, retirement, and medical programs, if any, as well as executive bonus, benefit or incentive programs, if any, pursuant to their respective terms and conditions. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time after the effective date of this Agreement.

      5.    Termination.

            (a) Termination by the Company.

                  (1) For Cause. The Company may terminate Employee's employment hereunder any time for "cause," as herein defined, in which case the Company's sole liability to Employee shall be for unpaid salary and benefits through the date of termination and unreimbursed expenses incurred by Employee pursuant to Sections 3 and 4 above.


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                  (2) Without Cause. The Company also may terminate Employee's employment without cause at any time, but in that event must pay to Employee an amount equal to one year's salary and benefits, plus all unreimbursed expenses incurred by Employee pursuant to Sections 3 and 4 above. In addition, all unvested stock options granted to Employee pursuant to Section 2(b) above shall immediately vest upon such termination without cause.

                  (3) "Cause" Defined. As used in this Agreement, termination for "cause" shall mean termination as a result of:

                        (i) Employee's failure to cure any default, breach or failure to perform any of his material obligations under the terms of this Agreement within thirty (30) days' written notice from the Company describing in detail Employee's default, breach or failure to perform, unless a failure to cure more promptly than such thirty (30) day period would result in a material adverse effect on the Company, in which case that cure period shall be equal to the time required to avoid a material adverse effect on the Company; or

                        (ii) misconduct, including but not limited to dishonesty, insubordination, or other acts on Employee's part materially detrimental to the goodwill of the Company or materially damaging to the Company's relationships with its customers, employees or others with whom it does business; or

                        (iii) acts of moral turpitude which, in the reasonable opinion of the disinterested members of the Company's Board of Directors are materially harmful to the business or reputation of the Company; or

                        (iv) refusal to obey reasonable and lawful directions of the disinterested members of the Company's Board of Directors.

            (b) Termination by Employee. (1) Employee may terminate his employment hereunder in the event that the Company fails to cure any breach of, or failure to perform, one or more of its material obligations under this Agreement after thirty (30) days' written notice from Employee to the Board of Directors of the Company describing in detail the Company's breach or failure to perform. In the event of any such termination, the Company's sole obligations to Employee shall be for unpaid salary and reimbursement of expenses pursuant to
Section 3 through the effective date of termination specified in Employee's notice and for vesting of unvested stock rights pursuant to Section 2(b) above.
(2) Employee may resign his employment hereunder other than for breach or failure to perform by the Company at any time by giving thirty (30) days' written to the Board of Directors. In the event of any such termination, the Company's sole obligations to Employee shall be for unpaid salary and benefits and reimbursement of expenses pursuant to Sections 3 and 4 and for vesting of unvested stock options through the effective date of termination specified in Employee's notice.

            (c) Termination by Death or Disability. In the event of Employee's death or permanent disability during the term of this Agreement, his employment shall terminate on the date of death or date of permanent disability (as determined by the disinterested members of the Board of Directors). In the event of such termination, the Company's sole obligations to


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Employee (or Employee's estate) shall be for unpaid salary and benefits and reimbursement of expenses pursuant to Sections 3 and 4 through the effective date of termination and for vesting of all unvested stock options pursuant to
Section 2(b) above.

      6. Restrictive Covenants. As a condition to, and in consideration of, the execution of this Agreement by the Company, Employee agrees to be bound by the terms of the Noncompetition and Confidentiality Agreement attached hereto as Exhibit B.

      7. Enforcement. Employee acknowledges that the services to be rendered under this Agreement by him are special, unique and of an extraordinary character, and that irreparable injury will result to the Company and its business and property if he breaches any of the covenants and agreements contained in this Agreement or in any of the Exhibits hereto. Therefore, Employee expressly agrees that in the event of any such breach of that covenant or agreement by Employee or any of Employee's partners, agents, employers, employees, or any persons acting for or with Employee, in addition to any other rights or remedies available to it. At law or in equity, other than specific performance to enforce the obligation of Employee to provide services to the Company.

      8. Survival. The provisions of Sections 6 and 7 shall survive, along with Exhibit B, the termination of this Agreement.

      9. Return of Documents. Upon termination of his employment, Employee agrees to return all documents belonging to the Company in his possession including, but not limited to, contacts, agreements, licenses, business plans, equipment, software, software programs, products, work-in-progress, source code, object code, computer disks, books, notes and all copies thereof, whether in written, electronic or other form. In addition, Employee shall certify to the Company in writing as of the effective date of termination that none of the assets or business records belonging to the Company are in his possession, remain under his control or have been transferred to any third person.

      10. Effect of Waiter. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

      11. Assignment. This Agreement may not be assigned by either party without the express prior written consent of the other party hereto, except that the Company may assign this Agreement to any subsidiary or affiliate of the Company, provided that no such assignment shall relieve the Company of its obligations hereunder without the written consent of Employee.

      12. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto and supersedes any and all prior agreements and understandings concerning Employee's employment by the Company. This Agreement may be changed only by a written document signed by Employee and the Company.

      13. Severability. If any one or more of the provisions, or portions of any provision, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or


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enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

      14. Governing Law/Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of the State of Delaware without regard to rules governing conflicts of law.

15. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or Employee's employment by the Company, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration in Wilmington, Delaware pursuant to then prevailing American Arbitration Association commercial arbitration rules of Dispute Resolution and Arbitration procedures; provided, that nothing in this subsection shall be construed as precluding the Company from bringing an action for injunctive or other equitable relief. The Company may elect to proceed to court without first resorting to arbitration in the event that Employee breaches any provision of the Noncompetition and Confidentiality Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

DATE:                                    THE COMPANY:
     -------------------------------
                                         UbiquiTel Holdings, Inc.

                                         By:
                                            ----------------------------------
                                         Its:
                                             ---------------------------------

DATE: Nov. 29, 1999
      ------------------------------     EMPLOYEE:


                                         By: /s/ Donald A. Harris
                                             ---------------------------------

Exhibits:
A - Job Description
B - Noncompetition and Confidentiality Agreement


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                                    EXHIBIT A
                      Job Descripton Suggested by Employee

Employee will be President and Chief Executive Officer of the Company and a member of the Board of Directors of the Company. In such capacity, he will have overall responsibility for the implementation of the Company's business plan (the "Plan") and general authority over the management and supervision of the business and operations of the Company, subject to control of the Board. He shall also perform such other duties as may be assigned to him by the Board and the Bylaws. The Employee's powers and duties will include the following:

            Approval of all ordinary course of business matters of the Company unless specifically limited or reserved by the Board;

            In addition to matters covered by the Plan, approval of any project, or set of related projects, involving total capital expenditures of less than $1,000,000;

            In addition to matters covered by the Plan, approval of any operating lease obligation, or set of related lease obligations, involving expenditures over the life of the obligations of less than $1,000,000;

            In addition to matters covered by the Plan, approval of any commercial contract, or set of related commercial contracts, in the ordinary course of business of the Company for the sale of products of the Company involving commitments of, or assumption of liabilities by, the Company during the term of such contract(s) less than $1,000,000;

            The hiring and firing of employees and contractors of the Company, subject to notification and approval of the Board regarding hiring and firing of officers and key employees of the Company;

            Recommendation of performance goals and awards for employees of the Company other than Employee under the incentive compensation plans of the Company;

            Approval of individual merit salary increases, excluding those of Company officers, subject to the Board's approval of overall annual merit salary adjustments.


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                                    Exhibit B
                  Noncompetition and Confidentiality Agreement

      In consideration of the employment of Employee, and the compensation, training and access to confidential information provided to Employee, and in consideration of the terms and conditions contained herein and for other good and valuable considerations, the Company and Employee agree as follows:

      Business. The Company is a Sprint PCS affiliate and is in the business of offering, providing, marketing and procuring customers for commercial mobile radio service, including personal communications service ("PCS") and other wireless and similarly situated voice, radio, telephone, paging and messaging services and ancillary services (the "Business").

      Confidentiality. Employee acknowledges and understands that Employee will be given access to certain confidential, secret and proprietary information and materials owned by the Company or which relate to the Company's Business, including but not limited to, all information not generally known to the public that relates to the business, technology, subscribers, finances, plans, proposals or practices of the Company, and it includes, without limitation, the identity of all actual and prospective subscribers and customers, customer lists, files and all information relating to individual customers and subscribers, including their address and phone numbers, all business plans and proposals, all marketing plans and proposals, all technical plans and proposals, all research and development, all budgets, wage and salary information, and projections, all nonpublic financial information, information on suppliers, and information on all persons for whom the Company performs services or to whom the Company makes sales during the course of the Company's business, and all other information the Company designates as "confidential" (hereafter the "Confidential Information"). The Company and Employee each acknowledge and agree that all Confidential Information shall be considered trade secrets of the Company and shall be entitled to all protections given by law to trade secrets. Employee shall not disclose any Confidential Information, or use it for any purpose, other than in advancing the business interests of the Company. Confidential Information shall apply to every form in which information shall exist, whether written, film, tape, computer disk or other form of media, including original materials and any copies thereof.

      Immediately upon termination of employment with the Company for any reason, Employee shall deliver to the Company all property of the Company, including but not limited to Confidential Information, all books, records, notes or other writings or media containing any Confidential Information, and all copies thereof. Employee shall also, unless otherwise directed in writing by the Company, promptly erase all Confidential Information from all computers and other information storage devices and media under Employee's direct or indirect control, or return such devices or media to the Company.

      Covenant Not to Compete. Employee agrees that, during the term of Employee's employment and for a period of one year immediately following the termination of such employment for any reason whatsoever (the "Restricted Period"), Employee shall not, either directly or indirectly, with or without compensation, individually or as employee, broker, agent,


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consultant, contractor, advisor, solicitor, greater than 5% stockholder, trust beneficiary, proprietor, partner, or person interested in, affiliated with or rendering services to any other entity, engage in, provide, offer to provide, or assist anyone in providing, services to or for a business that provides wireless telecommunications services similar to those services offered by the Company in any territory in which the Company is a Sprint PCS affiliate.

      Non-Solicitation of Customers and Employees. Employee further agrees that during that portion of the Restricted Period following termination, Employee shall not interfere with the established business relationship between the Company and its Customers, shall not call upon any Customer of the Company's Business for the purpose of soliciting, selling, providing or delivering services or products of the kind which are the subject of the Company's Business, and shall not render or provide any service to any Customer, including any person who was a Customer of the Company during the time that Employee was employed, with the Company, that is the same as or similar to the service provided in the Company's Business, Employee further agrees that during the Restricted Period, neither Employee nor any person or entity otherwise connected with Employee shall act, directly or indirectly, as a reseller of any such services in the area.

      Employee further agrees that while employed by the Company and during the Restricted Period, Employee shall not directly or indirectly induce or attempt to influence any employee of the Company to terminate his/her employment with the Company or to work for Employee or any other person or entity.

      Reasonableness of Restrictions. Employee acknowledges that the restrictions contained in this Agreement are reasonable in time, scope and geographic restraints, and do not unreasonably restrict Employee's ability to obtain other employment. Employee further warrants that the restrictions do not impose an undue hardship on Employee, and do not deprive Employee of an ability to earn a living.

      Remedies for Breach of Covenants. In the event of any breach or threatened breach of any of the provisions herein, in addition to any other rights or remedies available to the Company, the Company shall have the right to seek monetary damages and equitable relief, including specific performance by means of temporary, preliminary or permanent injunctions against Employee or against Employee's partners, agents, representatives, servants, employers, employees, family members and/or any and all persons acting directly or indirectly by or with Employee, to prevent or restrain such breach. With respect to any such equitable actions or proceedings, Employee agrees that no adequate legal remedy exists, and hereby waives any defense that an adequate remedy at law exists and any requirement that the Company prove damages. Employee further waives any requirement that the Company furnish any bond or other security, and agrees that to the extent a bond is required by law, it shall be in the amount of $100.00. Employee agrees that the Company's rights to seek injunctive and other equitable relief shall be and are cumulative and not exclusive and shall be in addition to any other remedies that the Company may have.


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      Choice of Law; Attorneys' Fees. This Agreement will be governed by the laws of the State of Delaware. If any action is necessary to enforce or Interpret the terms of this Agreement, each party shall bear such party's own expenses of litigation, including without limitation, attorneys and experts fees and costs, and any costs of appeal.

      Business Opportunities. Employee agrees that he shall promptly disclose to the Company any business opportunity of which Employee becomes aware during his employment with the Company which relates to any product or services planned, under development, developed, produced or marketed by the Company and which employee becomes aware in the course of or as a result of Employee's employment with the Company. Employee agrees that he will not take advantage of or divert any such opportunity for the direct or indirect gain, profit or benefit of Employee or any other person or entity.

      Other Restrictions. Employee warrants that he/she is not subject to any restrictive covenants or other legal disability, which would prevent Employee from entering into this Agreement and from complying with its provisions to their fullest extent. Employee understand and agrees that Employee is not expected to, and shall not disclose trade secret or confidential information from any previous employer or any other party.


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